Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 5 to the Registration Statement on Form S-1 (Form S-1 No. 333-202634) of 8point3 Energy Partners LP of our report dated May 19, 2015, relating to the balance sheet, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

June 9, 2015